Exhibit 99.1

INTERSEMA MICROSYSTEMS S.A.

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

INTERSEMA MICROSYSTEMS S.A.
Consolidated Financial Statements
For the Year Ended December 31, 2006

Report of the group auditors
to the Board of Directors and Shareholders of
Intersema Microsystems SA
Bevaix

We have audited the consolidated financial statements (balance sheet, statement of profit and loss, statement of cash flows, statement of changes in shareholders’ equity and notes) of Intersema Microsystems SA for the year ended 31 December 2006.

These consolidated financial statements are the responsibility of the Board of Directors. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We confirm that we meet the legal requirements concerning professional qualification and independence.

Our audit was conducted in accordance with auditing standards generally accepted in the United States and Swiss Auditing Standards, which require that an audit be planned and performed to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. We have examined, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. We have also assessed the accounting principles used, significant estimates made and the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, these consolidated financial statements were prepared for the special purpose of fulfilling the legal filing requirements of the United States Securities and Exchange Commission. These filing requirements do not require prior year comparatives to be presented as normally required by the Swiss Accounting and Reporting Recommendation No. 3 Generally Accepted Accounting Principles. As a result, the prior year comparatives are not included in these consolidated financial statements.

Except for the omission of the prior year comparatives in the consolidated financial statements, in our opinion the consolidated financial statements fairly present the financial position, the results of operations and the cash flows in accordance with the Swiss Accounting and Reporting Recommendations.

As described in Note 16 to the financial statements, the Company’s financial statements have been prepared in conformity with Swiss Accounting and Reporting Recommendations, which represent accounting principles generally accepted in Switzerland. These accounting principles depart materially from accounting principles generally accepted in the United States of America.

PriceWaterhouseCoopers SA

/s/ Travis Randolph Name: Travis Randolph Title: Auditor-in-charge	/s/ Felix Roth Name: Felix Roth

Geneva, Switzerland
March 10, 2008

INTERSEMA MICROSYSTEMS S.A.
CONSOLIDATED PROFIT AND LOSS STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2006

		2006
	Note	CHF
Turnover		17, 320,054
Staff costs	3	(5, 005,122)
Depreciation		(870,815)
Other operating charges	4	(9, 602,318)
Profit on ordinary activities before interest		1, 841,799
Financial income		302,377
Financial charges		(83,236)
Profit on ordinary activities before taxation		2, 060,940
Tax on profit on ordinary activities	5	(238,255)
Profit for the financial year		1, 822,685

The accompanying notes are an integral part of these consolidated financial statements.

INTERSEMA MICROSYSTEMS S.A.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006

		2006
	Note	CHF
LONG-TERM ASSETS
Fixed assets	6	1, 410,247

CURRENT ASSETS
Stocks	7	1, 899,593
Trade receivables	8	1, 697,386
Prepaid expenses and other assets	9	1, 801,690
Cash		14, 598,657
TOTAL CURRENT ASSETS		19, 997,326

TOTAL ASSETS		21, 407,573

CURRENT LIABILITIES
Trade payables		(1, 374,368)
Other accrued liabilities	10	(1, 283,763)
Provisions	11	(1, 500,000)
Bank loan	12	(4, 600,000)
		(8, 758,131)
LONG-TERM LIABILITIES
Deferred tax liability		(220,086)
TOTAL LIABILITIES		(8, 978,217)

CAPITAL AND RESERVES

Share capital (authorised and issued shares totalling 3,000 at CHF 250 nominal value)		(750,000)
Legal reserve restricted for dividend distribution		(375, 000)
Profit for the financial year		(1,822,685)
Retained earnings		(9,481,671)
TOTAL CAPITAL AND RESERVES		(12,429,356)

TOTAL LIABILITIES, CAPITAL AND RESERVES		(21,407,573)

The accompanying notes are an integral part of these consolidated financial statements.

INTERSEMA MICROSYSTEMS S.A.
CONSOLIDATED CASH FLOW STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2006

2006
CHF
Cash flows from operating activities
Profit for the financial year	1, 822,685
Adjustments for :
Depreciation	870,815
Increase in provision for warranty	1, 390,000
Changes in working capital
Increase in trade receivables	(129,926)
Increase in other receivables	(543,344)
Decrease in inventories	691,149
Increase in trade accounts payable	932, 350
Increase in prepaid expenses	(854,089)
Decrease in other current liabilities	(12,257)
Decrease in accrued expenses	(371,333)
Net cash generated from operating activities	3, 796,050

Cash flows from investing activities
Purchases of property, plant and equipment	(734,299)
Increase in deposits	(1,202)
Net cash used in investing activities	(735,501)

Cash flows from financing activities
Loan repayments	(2, 611,558)
Net cash used in financing activities	(2, 611,558)

Net increase in cash	448,991

Cash at the beginning of the year	14, 149,666

Cash at the end of the year	14, 598,657

The accompanying notes are an integral part of these consolidated financial statements.

INTERSEMA MICROSYSTEMS S.A.
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2006

	Legal reserve Restricted for dividend distribution CHF	Share Capital CHF	Profit for the Financial year CHF	Retained Earnings CHF	Total CHF
At 1 January 2006	375,000	750,000	—	9,481,671	10,606,671
Profit for the financial year			1, 822,685		1, 822,685
At 31 December 2006	375,000	750,000	1, 822,685	9,481,671	12,429,356

INTERSEMA MICROSYSTEMS S.A.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

1	GENERAL INFORMATION

(a)	Description of the business

Intersema Microsystems S.A and its wholly-owned subsidiary Intersema Sensoric S.A (collectively “Intersema”, “Group” or the “Company”) is a sensor company headquartered in Bevaix, Switzerland. Intersema designs and manufactures pressure sensors and modules with low pressure, harsh media and ultra small package configurations for use in barometric and sub-sea depth measurement markets.

(b)	Purpose of Group consolidated financial statements

On December 28, 2007, Measurement Specialties, Inc. purchased 100% of all the issued share capital of Intersema Microsystems S.A. As a result of this acquisition, Intersema was required to prepare consolidated financial statements for its latest financial period for inclusion in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission of the United States. These consolidated financial statements as of December 31, 2006 have been prepared for this sole purpose, and consequently, prior year comparatives have been omitted from the presentation as normally required under Swiss Accounting and Reporting Recommendations (“Swiss ARR”) No. 3.

These Group consolidated financial statements were authorised for issue by the board of directors on March 10, 2008.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Accounting convention

The consolidated financial statements of the Group for the year ended December 31, 2006 have been prepared in accordance with Swiss ARR. The consolidated financial statements have been prepared under the historical cost convention and on an accrual basis. The financial year-end of the wholly-owned subsidiary of the Company is also December 31, 2006.

The preparation of financial statements in conformity with Swiss ARR requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies.

(b) Basis of consolidation

Subsidiaries are all entities (including special purpose entities) over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases.

Inter-company transactions, balances and unrealised gains on transactions between Group entities are eliminated. Unrealised losses are also eliminated but considered an impairment indicator of the asset transferred. Accounting policies of subsidiaries reflect those of the Group.

At December 31, 2006, Intersema had one wholly-owned subsidiary with paid-in capital totalling CHF 500,000.

(c) Foreign currencies

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’), which has been determined to be Swiss francs for all entities included in the consolidated financial statements. The consolidated financial statements are presented in Swiss francs, which is the Company’s functional and presentation currency.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the Consolidated Profit and Loss Statement.

(d) Property and equipment

All property and equipment is stated at historical cost less depreciation. Historical cost includes expenditures that are directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognised. All other repairs and maintenance are charged to the Consolidated Profit and Loss Statement during the financial period in which they are incurred.

(e) Depreciation

The cost of fixed assets including leased assets is depreciated by equal instalments over their expected useful lives as follows:

Plant and equipment	5 Years
Fixtures and fittings	5 Years
Motor vehicles	5 Years
Management Information Systems	5 Years

The fixed assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at each balance sheet date.

Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units).

(f) Stocks

Stocks approximate actual cost are valued at the lower of cost and net realisable value after making due allowance for any obsolete or slow moving items.

Net realisable value comprises the actual or estimated selling price (net of trade discount) less all further costs to completion or to be incurred in marketing, selling and distribution.

(g) Turnover and trade receivables

Turnover comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the group’s activities. Turnover is shown net of value-added tax, returns, rebates and discounts and after eliminating sales within the group.

The Group recognises turnover when the amount of turnover can be reliably measured and it is probable that future economic benefits will flow to the entity. The amount of turnover is not considered to be reliably measurable until all contingencies relating to the sale have been resolved. The group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement

Trade receivables are recognised initially at fair value less provision for impairment. The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognised in the income statement within ‘Other operating charges’. When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables. Subsequent recoveries of amounts previously written off are credited against Other operating charges in the Consolidated Statement of Profit and Loss.

(h) Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less.

(i) Trade payables

Trade payables are recognised at fair value and are short-term in nature.

(j) Provisions

Provisions are recognised when the group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and the amount has been reliably estimated. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to passage of time is recognised as interest expense.

(k) Bank loan

Bank loans are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognised in the income statement over the period of the borrowings using the effective interest method.

(l) Research and development expenditures

Expenditure on research and development is charged to the Consolidated Statement of Profit and Loss in the period in which it is incurred.

(m) Financial income

Financial income primarily represents interest income earned and recognised on a time-proportion basis using the effective interest method.

(n) Current and deferred tax

The current income tax charge is calculated on the basis of the tax laws and rulings at the balance sheet date in Switzerland, where the Group operates and generates taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is provided in full, using the asset and liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. Deferred income tax is determined using tax rates (and laws) that have been enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

(o) Employee pension benefits

The Group has a defined benefit plan where pension benefits are funded over the employee’s period of service by way of contributions to an insured fund in accordance with the plan’s legal prescriptions. The Group’s annual contributions are charged to the Consolidated Statement of Profit and Loss in the period to which they relate.

(p) Leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the Consolidated Statement of Profit and Loss on a straight-line basis over the period of the lease.

2	SEGMENT REPORTING

A business segment is a group of assets and operations engaged in providing products that are subject to risks and returns that are different from those of other business segments. A geographical segment is engaged in providing products or services within a particular economic environment subject to risks and returns that are different from those of segments operating in other economic environments. The Group's turnover by product group and by geographical region are detailed below:

By product segment:

CHF
Consumer	10,392,032
Navigation	3,983,612
Automotive	2,927,089
Other	17,321
17,320,054

By geographical region:

CHF
European Union	7,031,942
Asia	5,784,898
Switzerland	3,585,251
United States	917,963
17,320,054

3	STAFF COSTS

The staff costs are comprised of:

2006
CHF
Wages and salaries	4, 386,355
Social welfare costs	504,981
Other	113,786
5,005,122

4	OTHER OPERATING CHARGES

The other operating charges are comprised of:

2006
CHF
Material purchases	4, 979,560
Warranty reserve	1,500,000
Costs associated with faulty materials	1,044,656
Research and development expenses	1,028,534
Selling and administrative expenses	778,768
Other	270,800
9,9,602,318

5	TAX ON PROFIT ON ORDINARY ACTIVITIES

Intersema has qualified and received a reduced tax rate of approximately 10% in 2006. This special tax rate is expected to expire in December 2008 and the rate is expected to be 22.5% thereafter. There were no changes in the deferred tax amounts during the 2006 financial year.

6	FIXED ASSETS

					Management
	Plant &	Fixtures &	Office	Motor	Information
	Equipment	Fittings	Equipment	Vehicles	System
Cost	CHF	CHF	CHF	CHF	CHF
At 1 January 06	6, 209,446	330,754	30,313	171,777	401,296

Additions	720,842	7,408			6,050
Disposals		(140)
At 31 December 06	6, 930,289	338,022	30,313	171,777	407,346
Accumulated Depreciation
At 1 January 2006	4, 974,417	191,725	7 818	48,321	374,544

Charge for year	748,326	57,389	6 063	32,953	26,083
Disposals		(140)
At 31 December 2006	5, 722,743	248,974	13 881	81,274	400,627
Net book amount
At 31 December 2006	1, 207,545	89,048	16 432	90,503	6,719

7	STOCKS

2006
CHF
Raw materials	1,798,902
Finished goods	100,691
1,899,593

8	TRADE RECEIVABLES

2006
CHF
Amounts falling due within one year
Trade debtors	1,717,386
Bad debt reserve	(20,000)
1,697,386

9	PREPAID AND OTHER ASSETS

2006
CHF
Amounts falling due within one year
Supplier receivable	639,258
Prepaid pension cost	390,265
Prepayments	349,367
VAT receivable	246,964
Other	175,836
1,801,690

10	OTHER ACCRUED LIABILITIES

2006
CHF
Employee-related cost accruals	(795,000)
Taxes payable	(238,255)
Other creditors	(166,804)
VAT payable	(83,704)
(1,283,763)

11	PROVISIONS

Provisions represent a warranty reserve created during the 2006 financial period to accrue for probable losses to be incurred on customer claims associated with faulty materials used in production.

12	BANK LOAN

The average interest rate on the bank loans were 1.755%. The loans were repaid in January 2007.

13	EMPLOYEE PENSION BENEFITS

The Company maintains a defined benefit plan open to its employees. The Company recorded a charge for their employee benefit plan of 316,919 in 2006. Plan liabilities as of December 31, 2006 were 3,222,858 which were fully funded by plan assets.

14	LEASE PAYMENT SCHEDULE

The Company has an operating lease commitment related to the rental of the building located in Bevaix, Switzerland. The commitment is calculated based on the current contract which expires in December, 2010 with CHF 350,000 due to the lessor each year from 2007 through 2010.

15	INSURANCE

The Company's fire insurance value of its equipment as of December 31, 2006 was CHF 11 million.

16	QUALITATIVE DIFFERENCES TO ACCOUNTING PRINCIPALS GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA

The consolidated financial statements are prepared in accordance with the Swiss ARR. Swiss ARR differs in certain significant respects from U.S. generally accepted accounting principles (“U.S. GAAP”). As the acquisition of the Group did not represent more than a 30% significance to Measurement Specialties, Inc, the quantitative reconciliation to US GAAP may be omitted, but a qualitative discussion of the material variations in accounting principles, practices and methods used in preparing the financial statements from the Regulation S-X must still be provided.

The most significant material variation between U.S. GAAP and Swiss ARR relate to the accounting and disclosures of the Group’s defined benefit pension plans. Under US GAAP, pension plans are accounted for under SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”).   SFAS 158 requires an employer to recognize in its statement of financial position the over-funded or under-funded status of defined benefit pension and postretirement plans measured as the difference between the fair value of plan assets and the benefit obligation.   Employers must also recognize as a component of other comprehensive income, net of tax, the actuarial gains and losses and the prior service costs, credits and transition costs that arise during the period.   Additionally, under US GAAP, there would be extensive disclosure requirement for, among other things, change in benefit obligations, changes in plan assets, funded status, and pension assumptions for which actuarial valuations are based on, such as discount rate, future salary increases, and return on plan assets.

Under Swiss ARR, the Group recorded the related pension expense as paid based on the Group’s legally defined obligations under the plan.  Under US GAAP, Intersema Group would have recorded pension assets and liabilities, adjustments to accumulated other comprehensive income or loss and additional expense for the Group’s net periodic benefit cost that would incorporate forecasted salary increases in determining the period-end pension obligation. Extensive disclosures of movements in the Group’s projected benefit obligations and plan assets, including the nature of investments and benefit payments, would be required under US GAAP.